       As filed with the Securities and Exchange Commission on October 12, 1999
                                                  Registration No. 333-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------

                              TIBCO SOFTWARE INC.
            (Exact name of registrant as specified in its charter)

      DELAWARE                                           77-0449727
-----------------------                              -------------------
(State of Incorporation)                              (I.R.S. Employer
                                                     Identification No.)

                               3165 Porter Drive
                              Palo Alto, CA 94304
         (Address of Principal Executive Offices, including Zip Code)

                   ----------------------------------------

                            1996 Stock Option Plan

                           1998 Director Option Plan

                           (Full title of the plans)

                   -----------------------------------------

                               Paul G. Hansen
                           Chief Financial Officer
                              3165 Porter Drive
                             Palo Alto, CA 94304
                               (650) 846-1000
          (Name, address and telephone number of agent for service)

                             --------------------

                                  Copies to:
                              Brian C. Erb, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                       Palo Alto, California 94304-1050


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------

                                                                    Proposed            Proposed
                                                Amount              Maximum              Maximum            Amount of
         Title of Securities to                  to be           Offering Price         Aggregate         Registration
              be Registered                  Registered/(1)/       Per Share          Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value to be          10,137,905             $3.02(2)         $33,616,473.10         $8,511.38
issued upon exercise of options granted
and outstanding under the 1996 Stock
Option Plan
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value to be             120,698            $33.75(3)          $4,073,557.50         $1,132.45
issued upon exercise of  options
available for grant under the 1996 Stock
Option Plan
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value to be             430,000             $5.15(4)          $2,215,016.00           $615.77
issued upon exercise of options granted
and outstanding under the 1998 Director
Option Plan
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value to be             395,000            $33.75(5)            $13,331,250         $3,706.09
issued upon exercise of options
available for grant under the 1998
Director Option Plan
------------------------------------------------------------------------------------------------------------------------
TOTAL                                         11,083,603                             $ 50,236,296.66        $13,965.69

------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of the outstanding options as of October 5, 1999, which average is $3.02.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options remaining available for grant, based on the average price of the high and low price as reported by the Nasdaq Stock Market on October 8, 1999, which average price is $33.75.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of the outstanding options as of October 5, 1999, which average is $5.15.

(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average price of the high and low price as reported by the Nasdaq Stock Market on October 8, 1999, which average price is $33.75.

                              TIBCO SOFTWARE INC.
                      REGISTRATION STATEMENT ON FORM S-8
                                    PART II

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by TIBCO Software Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Quarterly Report on Form 10-Q for the quarter ending August 27, 1999 filed pursuant to Section 13 of the Exchange Act.

     2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-78195) which was declared effective by the Commission on July 13, 1999, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Registrant's Certificate of Incorporation and Bylaws.

     The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.  Exemption from Registration

     Not applicable.

Item 8.  Exhibits.

          Exhibit
           Number          Description
          --------  ------------------------------

            4.1*    1996 Stock Option Plan.

            4.2*    1998 Director Option Plan.

            5.1 Opinion of counsel as to legality of securities being registered.

           23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

           23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

           24.1     Power of Attorney (contained in signature page).

     * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-78195), which was declared effective by the Commission on July 13, 1999.


Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (i) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 12th day of October, 1999.

                                             TIBCO SOFTWARE INC.


                                             By: /s/ Paul G. Hansen
                                                 ______________________________
                                                  Paul G. Hansen
                                                  Executive Vice President,
                                                  Finance  and  Chief Financial
                                                  Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul G. Hansen as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                     Date
/s/ Vivek Ranadive                 President, Chief Executive Officer, Chairman        October 12, 1999
---------------------------        of the Board and Director (Principal
Vivek Ranadive                     Executive Officer)

/s/ Paul G. Hansen                 Executive Vice President, Finance                   October 12, 1999
---------------------------        and Chief Financial Officer (Principal
Paul G. Hansen                     Financial and Accounting Officer)

/s/ Douglas M. Atkin               Director                                            October 12, 1999
___________________________
Douglas M. Atkin


                                   Director                                            October __, 1999
---------------------------
Yogen K. Dalal


                                   Director                                            October __, 1999
___________________________
Edward R. Kozel


                                   Director                                            October __, 1999
___________________________
Donald J. Listwin


/s/ Larry W. Sonsini               Director                                            October 12, 1999
---------------------------
Larry W. Sonsini


                                   Director                                            October __, 1999
___________________________
John G. Taysom



/s/ Phillip E. White               Director                                            October 12, 1999
---------------------------
Phillip E. White


/s/ Philip K. Wood                 Director                                            October 12, 1999
___________________________
Philip K. Wood

                               INDEX TO EXHIBITS



          Exhibit
           Number          Description
          --------        -------------

            4.1*    1996 Stock Option Plan.

            4.2*    1998 Director Option Plan.

            5.1 Opinion of counsel as to legality of securities being registered.

           23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

           23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

           24.1     Power of Attorney (contained in signature page).

     * Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-78195), which was declared effective by the Commission on July 13, 1999.